EXHIBIT 11
                    BellSouth Corporation
              Computation of Earnings Per Share

                 For the Three Month
                    Periods Ended
                      March 31,
                   1997       1996
Earnings Per Common Share:

Net Income      $   693    $   970

Weighted
average shares
outstanding         992        994

Earnings Per
Common Share    $   .70    $   .98

                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month
                    Periods Ended
                      March 31,
                   1997       1996
Primary Earnings Per Common Share:

Net Income      $   693    $   970

Weighted
average shares
outstanding         992        994

Incremental
shares from
assumed
exercise of
stock options
and payment of
performance
share awards          2          3

Total Shares        994        997

Earnings Per
Common Share    $   .70    $   .97




                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month
                    Periods Ended
                      March 31,
                   1997       1996
Fully Diluted Earnings Per Common Share:

Net Income      $   693    $   970

Weighted
average shares
outstanding         992        994

Incremental
shares from
assumed
exercise of
stock options
and payment of
performance
share awards          2          3

Total Shares        994        997

Earnings Per
Common Share    $   .70    $   .97